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                                                                     EXHIBIT J-2

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
            STATEMENTS OF OPERATIONS AND CHANGES IN RETAINED EARNINGS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2002*

                                                               12 Months Ended
                                                              September 30, 2002
                                                              ------------------

Operating revenues                                                177,006,839
Operating expenses:
    Nuclear fuel expense                                           16,382,295
    Other operating expense                                        71,233,347
    Maintenance expense                                            16,801,446
    Purchased Power                                                37,919,444
    Depreciation and amortization expense                          12,564,808
    Decommissioning expense                                         7,542,664
    Taxes on income                                                (3,098,510)
    Property and other taxes                                        7,159,588
                                                                 ------------
      Total operating expenses                                    166,505,082
                                                                 ------------
         Operating income                                          10,501,757
                                                                 ------------
Operating income and (deductions):
    Net earnings on decommissioning trust                          34,887,711
    Decommissioning expense                                       (34,887,711)
    Interest                                                        4,176,077
    Allowance for equity funds used during construction               (24,420)
    Taxes on other income                                           3,106,541
    Other, net                                                       (244,727)
                                                                 ------------
      Total other income and deductions                             7,013,471
                                                                 ------------
         Income before interest expense                            17,515,228
                                                                 ------------
Interest expense:
    Series I First mortgage bonds                                   3,430,872
    Spent fuel disposal fee obligation                              2,297,311
    Credit agreement and other interest                             1,715,537
    Allowance for borrowed funds used during construction            (142,164)
                                                                 ------------
      Total interest expense                                        7,301,556
                                                                 ------------
Net income                                                         10,213,672
                                                                 ============


Retained earnings at beginning of period                            1,344,885
Net income                                                         10,213,672
Dividends declared                                                  4,186,533
                                                                 ------------
Retained earnings at end of period                                  7,372,024
                                                                 ============

*Unaudited

                                      J-2-1